Exhibit 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (File Nos. 33-80824, 33-82806 and 93534) of Graff Pay-Per-View Inc. of our report dated March 30, 1995 relating to the consolidated financial statements of Spector Entertainment Group, Inc., which appears in the Current Report on Form 8-K of Graff Pay-Per-View Inc. dated October 25, 1995.


PRICE WATERHOUSE LLP

San Diego, California
April 11, 1996